UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 5, 2003

CENTENE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-33395	04-1406317

(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

7711 Carondelet Avenue, Suite 800, St. Louis, Missouri 01810

(Address of principal executive office and zip code)

Registrant’s telephone number, including area code: (314) 725-4477

ITEM 5: OTHER EVENTS

Rule 10b5-1 Policy

     On August 5, 2003, our board of directors adopted a policy under which our executive officers and directors are only permitted to sell common stock pursuant to written trading plans established in accordance with Rule 10b5-1 under the Securities Exchange Act. Rule 10b5-1 provides criteria under which a corporate insider may establish a prearranged plan to buy or sell a specified number of shares of a company’s stock over a set period of time. Any such plan must be entered into in good faith at a time when the insider is not in possession of material, nonpublic information. If an insider establishes a plan satisfying the requirements of Rule 10b5-1, the insider’s subsequent receipt of material, nonpublic information will not prevent transactions under the plan from being executed.

     We believe that the Rule 10b5-1 policy adopted by the board may help reduce price volatility in our common stock by spreading transactions by insiders over an extended period of time, rather than restricting them to open trading windows. The policy may also help limit price volatility that could result from uncertainty or speculation among investors and the media as to the circumstances underlying the timing of insider sales. Pre-arranged trading will help assure both insiders and investors that insiders’ efforts to diversify their holdings will not be made in violation of insider trading rules, even if an insider is aware of material nonpublic information, such as a potential acquisition, at the time a trade is executed.

     The Rule 10b5-1 policy became effective upon adoption. In connection with our public offering of common stock completed on August 13, 2003, our executive officers and directors entered into lock-up agreements in which they agreed that they would not, without the prior written consent of Lehman Brothers Inc. and SG Cowen Securities Corporation, offer, sell or dispose of any shares of common stock on or before November 5, 2003, the ninetieth day after the date of the final prospectus for the offering. Under the lock-up agreements, our executive officers and directors may implement 10b5-1 qualifying plans prior to November 5, 2003, but those plans may not provide for the sale of any common stock before November 5, 2003 without the approval of Lehman Brothers Inc. and SG Cowen Securities Corporation.

Underwriting Agreement

     On August 7, 2003, we signed an underwriting agreement with Lehman Brothers Inc., SG Cowen Securities Corporation, Thomas Weisel Partners LLC and Stifel Nicolaus & Company, Incorporated for a firm commitment public offering of common stock. On August 13, 2003, we completed the sale of 3,450,000 shares of common stock pursuant to this underwriting agreement. The final form of the underwriting agreement is being filed as Exhibit 1 to this report.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)	Exhibits

Exhibit
Number	Description

1	Underwriting Agreement dated as of August 7, 2003 between Centene Corporation and the several underwriters named therein

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2003	CENTENE CORPORATION

	By:	/s/ MICHAEL F. NEIDORFF

Michael F. Neidorff
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

1	Underwriting Agreement dated as of August 7, 2003 between Centene Corporation and the several underwriters named therein